Fiduciary/Claymore MLP Opportunity Fund
Item 77(O) 10F-3 Transactions
December 1, 2012 - November 30, 2013

Security Purchased	Purchase/ Trade Date	Size of Offering	Offering Price of Shares	Total amount of Offering	Amount of shares Purchased by Fund	% of Offering Purchased by Fund	% of Funds Total Assets	Brokers	Purchased From
QEPM/QEP Midstream Partners LP	08/08/13	$ -	$ 21.00	$ 420,000,000	9,450,000	2.25%	0.73%
Wells Fargo, Citigroup, Deutsche
Bank, Morgan Stanley, J.P. Morgan,
Goldman Sachs & Co., SunTrust,
CIBC, BMO Capital, BB&T, TD
Securities, Mitsubishi UFJ Securities,
Janney Montgomery Scott and Piper
Jaffray.
									Wells Fargo

GUGGENHEIM FUNDS

RULE 10F-3 REPORT

1.	Name of the purchasing Fund: Fiduciary/Claymore MLP Opportunity Fund

2.	Name of Issuer: QEP Resources Inc.
3.	Security Description (Ticker, Cusip/ISIN/Sedol, coupon, etc.): QEPM/QEP Midstream Partners LP/74735R115

4.	Underwriter from whom purchased: Wells Fargo

5.
Underwriting syndicate: Wells Fargo, Citigroup, Deutsche Bank, Morgan Stanley, J.P. Morgan, Goldman, Sachs & Co., SunTrust, CIBC, BMO Capital, BB&T, TD Securities, Mitsubishi UFJ Securities, Janney Montgomery Scott, Piper Jaffray

“Affiliated Underwriter” managing or participating in underwriting syndicate: Piper Jaffray

6.	Aggregate principal amount of purchase by all investment companies and other discretionary accounts advised by the Adviser: $9,450,000

7.	Aggregate principal amount of offering: $420,000,000

8.	Purchase price (net of fees and expenses): $21

9.	Offering price at close of first day on which any sales were made: $21

10.	Date of Purchase: August 8, 2013

11.	Date offering commenced: August 9, 2013

12.	Commission, spread or profit: 6.5%

13.	Have the following conditions been satisfied?	Yes	No

a.	The securities are:

	part of an issue registered under the Securities Act of 1933 which is being offered to the public;	☑	☐

	Eligible Municipal Securities;	☐	☑

	sold in an Eligible Foreign Offering; OR	☐	☑

	sold in an Eligible Rule 144A Offering?	☐	☑

b.
(1) The securities were purchased prior to the end of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer); OR
		☑	☐

		Yes	No

(2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?
		☐	☐

c.	The underwriting was a firm commitment underwriting?	☑	☐

d.	The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period?	☑	☐

e.	The issuer of the securities, except for Eligible Municipal Securities, and its predecessors have been in continuous operation for not less than three years?	☑	☐

f.
(1) The amount of securities other than those sold in an Eligible Rule 144A Offering (see below), purchased by all of the investment companies and other discretionary accounts advised by the Adviser did not exceed 25% of the principal amount of the offering; OR
		☑	☐

(2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies and other discretionary accounts advised by the Adviser did not exceed 25% of the total of:

(i) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

	(ii) The principal amount of the offering of such class in any concurrent public offering?	☐	☐

g.	(1) No affiliated underwriter of the Purchasing Portfolio (or, in the case of a Multi-Adviser Portfolio, a Sleeve thereof) was a direct or indirect participant in or beneficiary of the sale; OR	☑	☐

	(2) With respect to the purchase of Eligible Municipal Securities, such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?	☐	☐

h.	Information has or will be timely supplied to the appropriate officers of the Trust for inclusion on SEC Form N-SAR and quarterly reports to the Trustees?	☑	☐

I have submitted these answers and completed this form based on all available information.

Name:
Title:	Chief Compliance Officer of Sub-Adviser
Date:	October 4, 2013